AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.

AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”) is effective as of this 23rd day of April, 2012.

WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the Plan in order to provide a proprietary interest in the Company through stock ownership and other rights.

WHEREAS, Section 15.3 of the Plan provides that the Board of Directors of the Company may amend the Plan; and

WHEREAS, the Board of Directors of the Company has authorized the amendment of the Plan to clarify certain provisions;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.	The second sentence of Section 5.4 is deleted and replaced with the following:

Such rights include the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, provided, however, that such rights shall be forfeited with respect to any portion of a Performance Share Award that does not vest.

II.	Section 6.8 of the Plan is deleted and replaced with the following:

6.8     Restrictions on Repricing of Options. With respect to an Option that has been granted hereunder, the exercise price may not be lowered, nor may the Option be replaced (including replacement with cash) or regranted through cancellation without stockholder approval.

III.	The following sentence is added to the end of Section 7.2:

Upon the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise.

Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

LIFEPOINT HOSPITALS, INC.

By:

Name:

Title: